UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2012

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note – this amendment filed May 30, 2012 is filed solely to place on file the exhibits to this report.  Item 1.01 is unchanged from the initial filing on April 5, 2012.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2012, the registrant ("CPS") and the holders of certain outstanding warrants to purchase the common stock of CPS entered into agreements to amend the terms of such warrants. The amendments eliminate certain of the terms of such warrants under which adjustments would be made to the exercise prices of such warrants and to the number of shares underlying such warrants.

The warrants involved are these:

Designation	Holder	Shares Purchasable	Exercise Price
FMV	Levine Leichtman Capital Partners, IV, L.P. (“LLCP”)	1,611,114	$1.39818 per share
N	LLCP	285,781	Nominal
F	Drawbridge Special Opportunities Fund, L.P. (“DBSO”)	1,158,087

All of such warrants were and remain subject to adjustment upon CPS’s engaging in a forward or reverse stock split, a stock dividend, a reclassification of shares, or similar events.  Prior to the amendments of March 30, (i) the FMV warrants and N Warrants also were adjustable to decrease the exercise price and increase the number of shares purchasable upon exercise, if CPS were to sell equity securities at a price less than either the exercise price of the FMV warrants or the market price (as defined in the FMV and N warrants) of CPS common stock, or if CPS were deemed to sell equity securities at such prices because it issued options, warrants or convertible securities that could be exercised or converted at such a price, and (ii) the F warrants were likewise adjustable upon sales or deemed sales at less than the exercise price of such warrants.

The amendments of March 30 eliminated the terms of such warrants that called for adjustment upon sales or deemed sales of equity securities at less than the market price or exercise price, as the case may be.  CPS paid DBSO a fee of $150,000 in consideration of the amendment to the F warrants.

LLCP is a shareholder of CPS, holding approximately 3,975,000 outstanding common shares in addition to those shares that may be issued upon exercise of the FMV and N warrants.  CPS is indebted to LLCP in the approximate amount of $58.4 million as of the date of this report.  Affiliates of DBSO, including Fortress Credit Corp., are among the lenders to two subsidiaries of CPS: (i) under a warehouse credit facility in which a CPS subsidiary is the borrower, and (ii) under an acquisition finance facility in which another CPS subsidiary is the borrower.  As of the date of this report, the amounts outstanding under such two credit facilities are approximately $930,000 and $123.6 million, respectively.  CPS believes that the affiliates of DBSO hold 50% participations in those two facilities.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The following exhibits are filed:

10.1	Amendment dated March 30, 2012 to FMV Warrant dated June 30, 2008.
10.2	Amendment dated March 30, 2012 to N Warrant dated June 30, 2008.
10.3	Amendment dated March 30, 2012 to F Warrant dated September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: May 30, 2012	By: /s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Senior Vice President and Chief Financial Officer Signing on behalf of the registrant